SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2002

SYMANTEC CORPORATION

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-17781	77-0181864

(Commission File Number)	(IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA	95014

(Address of principal executive offices)	(Zip code)

(408) 253-9600

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.
SIGNATURE

ITEM 5: OTHER EVENTS.

     Symantec has clarified its policy regarding securities trades by company personnel to expressly permit sales of the company’s securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1. These plans are designed to allow executive officers to diversify their holdings but dispel any inference that they are purchasing or selling their company’s stock on the basis of, or while they are aware of, material nonpublic information.

     John W. Thompson, the company’s Chairman and Chief Executive Officer, has adopted a 10b5-1 plan. This plan provides for quarterly sales of shares on the open market at prevailing market prices, subject to volume limits and minimum price requirements. The plan is effective immediately and will expire on December 31, 2004, unless terminated earlier. Mr. Thompson currently holds approximately 240,000 shares and stock options to purchase approximately 3.4 million additional shares of Symantec common stock.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2002	SYMANTEC CORPORATION

By:	/s/	ART COURVILLE

Art Courville Senior Vice President and General Counsel